UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	(1) On September 25, 2012, the Board of Directors of CSS Industries, Inc. (the “Company” or “CSS”) increased the number of directors of the Company from six to seven and filled the resulting vacancy by electing Robert E. Chappell as a member of the Company’s Board of Directors.

(2) There are no arrangements or understandings between Mr. Chappell and any other persons pursuant to which Mr. Chappell was selected as a director.

(3) Mr. Chappell was elected as a member of the Audit Committee of the Board of Directors of the Company on September 25, 2012.

(4) With respect to Mr. Chappell and members of his immediate family, there have been no past transactions and there are no currently proposed transactions described in Item 404(a) of Regulation S-K.

(5) Mr. Chappell will participate in the same compensation arrangements as the Company’s other non-employee directors. These arrangements are as follows:

(i) Each non-employee director receives an annual fee of $37,500, plus $1,000 for attendance at each Board and Board Committee meeting, except that the fee for attendance at Board and Board Committee meetings held telephonically and of not more than one hour in duration is $500.00. In addition, the chairperson of the Human Resources Committee and of the Nominating and Governance Committee each receive an additional annual fee of $8,000, and the chairperson of the Audit Committee receives an additional annual fee of $15,000.

(ii) Each non-employee director is eligible to participate in the Company’s 2011 Stock Option Plan for Non-Employee Directors (the “2011 Stock Plan”). The 2011 Stock Plan provides for the automatic grant to each non-employee director, on the last day on which our common stock is traded in each November through the year 2015, of nonqualified stock options to purchase 4,000 shares of CSS common stock at an exercise price per share equal to the closing price per share of CSS common stock on the date the stock options are granted. Each option granted under the 2011 Stock Plan expires five years after the date the option was granted. Twenty-five percent of the shares underlying each stock option grant become exercisable on each of the first four anniversaries of the date of grant. These installments are cumulative and exercisable during the remainder of the term of the option.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 25, 2012, the Board of Directors of the Company amended the last sentence of Section 4.03 of the Company’s bylaws to change the age limitation for service on the Company’s Board of Directors by a director serving as chairman of the board from eighty years of age to eighty-two years of age. As amended, the last sentence if Section 4.03 of the bylaws reads as follows:

“A director serving as chairman of the board shall not be qualified to stand for re-election or otherwise continue to serve as a member of the board of directors past the date of the Annual Meeting of Stockholders of the corporation occurring in the calendar year in which such director reaches or has reached his or her eighty-second birthday.”

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is being filed herewith:

Exhibit No.	Description

3.1	Amendment to Bylaws adopted September 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources and General Counsel

Date: September 28, 2012

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Bylaws adopted September 25, 2012